UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest reported) July 13, 2010

                            NORTHRIDGE VENTURES INC.
             (Exact name of registrant as specified in its chapter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   000-52239
                            (Commission File Number)

                                   98-0449083
                       (IRS Employer Identification No.)

                       2325 Hurontario Street, Suite 204
                         Mississauga, Ontario  L5A 4K4
                                 (647) 294-8537
                    (Address of principal executive offices)

                                 (647) 294-8537
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act

ITEM 5.03: AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On and effective July 13, 2010, the board of directors (the "Board") of Northridge Ventures Inc. (the "Company") has adopted amendments to the Company's Amended & Restated Bylaws. The amendments to the Amended & Restated Bylaws are summarized below. This summary is qualified in its entirety by reference to the Amended & Restated By-laws, as so amended, a copy of which is attached hereto as
Exhibit 3.1 and incorporated herein by reference.

The Amended and Restated By-laws, as amended effective July 13, 2010, are referred to below as the "Amended Bylaws." The Amended & Restated Bylaws as previously in effect are referred to below as the "Former Bylaws."

In addition to the amendments described below, the Amended Bylaws include certain changes to clarify language and make various technical corrections and other non-substantive changes.

Section 07 of Article II of the Former Bylaws has been deleted as being redundant under section 78.350 of the Nevada Revised Statutes.

Section 08 of Article II of the Former Bylaws has been deleted as being redundant under section 78.320 of the Nevada Revised Statutes.

Article III of the Former Bylaws has been deleted as being redundant under sections 78.315 and 78.320 of the Nevada Revised Statutes.

Article X of the Former Bylaws has been deleted as being superseded by Article 8 of the Company's Amended and Restated Articles of Incorporation.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 3.1     Amended and Restated Bylaws

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NORTHRIDGE  VENTURES  INC.



Date:  July  13,  2010                   /s/  Caroline  Rechia
                                         Caroline  Rechia
                                         President  &  Chief  Executive  Officer